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Exhibit 4.8

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 28, 1998

Senior Secured First Priority Notes

        SECOND SUPPLEMENTAL INDENTURE dated as of October 28, 1998 (the "Second Supplemental Indenture") among CF CABLE TV INC., a corporation continued under the laws of the Province of British-Columbia (the "Company"), Northern Cable Holdings Limited, a corporation continued under the laws of the Province of British-Columbia ("Northern"), Vidéotron (Laurentien) Ltée (formerly Laurentien Cable TV Inc.), a corporation amalgamated under the laws of Canada ("Laurentien"), Logmoss Investments No.2 Limited, a corporation organized under the laws of the Province of Ontario ("Logmoss"), Sudbury Cable Services Limited, a corporation continued under the laws of the Province of British-Columbia ("Sudbury"), TDM Newco Inc., a corporation organized under the laws of Canada ("TDM Newco") (collectively, the "Original Guarantors"), and Vidéotron (RDL) Ltée, a corporation amalgamated under the laws of the Province of Québec ("RDL"), Vidéotron (Richelieu) Ltée a corporation amalgamated under the laws of the Province of Québec ("Richelieu"), Télécable Charlevoix (1977) Inc., a corporation amalgamated under the laws of the Province of Québec ("Charlevoix") and 9063-7216 Québec Inc., a corporation organized under the laws of the Province of Québec ("9063") (RDL, Richelieu, Charlevoix and 9063 together with the Original Guarantors, sometimes collectively, the "First Priority Notes Guarantors") and The Chase Manhattan Bank (formerly Chemical Bank), a New York banking corporation, trustee (the "First Priority Trustee").

        WHEREAS the Company, the Original Guarantors and the First Priority Trustee are parties to an Indenture dated as of July 11, 1995, as supplemented by a First Supplemental Indenture dated as of November 1, 1996 (collectively, the "First Priority Notes Indenture"); all capitalized terms used in this First Supplemental Indenture and not otherwise defined shall have the meanings ascribed thereto in the First Priority Notes Indenture), pursuant to which the Company issued its 9 1/8% Senior Secured First Priority Notes due 2007 (the "Securities"); and

        WHEREAS all of the shares of Le Câble de Rivière-du-Loup Ltée ("Rivière-du-Loup"), Câblodistribution de la Côte du Sud Inc. ("Côte du Sud") and Communications Grands Fonds Inc. ("Grands Fonds"), were transferred to 9061-5162 Québec Inc. ("5162"), a Subsidiary incorporated under the Companies Act (Québec) for the purpose of acquiring such shares; and

        WHEREAS, on August 1, 1998, Rivière-du-Loup, Côte du Sud, Grands Fonds and 5162 amalgamated under the Companies Act (Québec) and continued as one corporation under the name of RDL; and

        WHEREAS all of the shares of 1861-2903 Québec Inc. ("1861"), Transvision Paré Inc. ("Paré"), Sorel-O-Vision Inc. ("Sorel") and Conspec Ltée ("Conspec") were transferred to 9061-5196 Québec Inc. ("5196"), a Subsidiary incorporated under the Companies Act (Québec) for the purpose of acquiring such shares; and

        WHEREAS, on September 1, 1998, 1861, Path, Sorel, Conspec and 5196 amalgamated under the Companies Act (Québec) and continued as one corporation under the name of Richelieu; and

        WHEREAS all of the assets of Transvision Plus Inc., Transvision (East Angus) Inc. and Transvision Lennoxville Inc. were transferred to 9063, a Subsidiary incorporated under the Companies Act (Québec) for the purpose of acquiring such assets; and

        WHEREAS it is desirable that RDL, Charlevoix a Subsidiary of RDL, Richelieu and 9063 be designated Restricted Subsidiaries in accordance with Section 1019 of the First Priority Notes Indenture; and

        WHEREAS RDL executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, dated October 23, 1998 and October 28, 1998, respectively, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS Richelieu executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, dated October 23, 1998 and October 28, 1998, respectively, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS Charlevoix executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, dated October 23, 1998 and October 28, 1998, respectively, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS 9063 executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, dated October 23, 1998 and October 28, 1998, respectively, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS the parties hereto are desirous of supplementing the First Priority Notes Indenture in the manner hereinafter provided; and

        WHEREAS the First Priority Notes Indenture provides that, without the consent of any Holders, the Company and the First Priority Notes Guarantors, each when authorized by a Board Resolution, and the First Priority Trustee, may enter into indentures supplemental to the First Priority Notes Indenture for any of the purposes set forth in Section 901 of such Indenture; and

        WHEREAS all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company and each First Priority Notes Guarantor, in accordance with its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

  1.
  RDL is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated October 23, 1998 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  2.
  Richelieu is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated October 23, 1998 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  3.
  Charlevoix is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated October 23, 1998 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  4.
  9063 is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated October 23, 1998 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  5.
  This Second Supplemental Indenture shall be construed as supplemental to the First Priority Notes Indenture and shall form a part thereof, and the First Priority Notes Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

  6.
  This Second Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

  7.
  This Second Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Supplemental Indenture.

  8.
  This Second Supplemental Indenture shall be effective as of the date first above written.

  9.
  The First Priority Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the First Priority Notes Guarantors.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

CF CABLE TV INC.
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
NORTHERN CABLE HOLDINGS LIMITED
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
VIDÉOTRON (LAURENTIEN) LTÉE
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
SUDBURY CABLE SERVICES LIMITED
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
LOGMOSS INVESTMENTS NO. 2 LIMITED
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
TDM NEWCO INC.
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary

VIDÉOTRON (RDL) LTÉE
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
VIDÉOTRON (RICHELIEU) LTÉE
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
TÉLÉCÂBLE CHARLEVOIX (1997) INC.
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
9063-7216 QUÉBEC INC.
By:	/s/ SUZANNE RENAULT Name: Suzanne Renault Title: Senior Vice-President, Legal Affairs and Secretary
THE CHASE MANHATTAN BANK as First Priority Trustee
By:	/s/ WANDA EILAND Name: Wanda Eiland Title: Assistant Vice President

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SECOND SUPPLEMENTAL INDENTURE